UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

First Albany Companies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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October [   ], 2007

Dear Shareholder:

We will hold a special meeting of the shareholders of First Albany Companies Inc. (the “Company”) at [           ]▲ on [           ], ▲at 10:00 a.m. (EDT).

The enclosed material includes the Notice of Special Meeting and Proxy Statement that describes the business to be transacted at the meeting, for the following purposes:

(1) To consider and act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to change the name of the Company to Broadpoint Securities Group, Inc.;

(2) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

We ask that you give it your careful attention.

The First Albany Companies Inc. Board of Directors (the “Board”) unanimously recommends that the shareholders vote (1) “FOR” a proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) “FOR” a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.

We hope that you are planning to attend the special meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the special meeting. Accordingly, the return of the enclosed proxy as soon as possible will be appreciated and will ensure that your shares are represented at the special meeting. In addition to using the traditional proxy card, most shareholders also have the choice of voting over the Internet or by telephone. If you do attend the special meeting, you may, of course, withdraw your proxy should you wish to vote in person.

On behalf of the Board ▲and management of First Albany Companies Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

Lee Fensterstock▲
Chairman of the Board and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [     ], 2007

NOTICE IS HEREBY GIVEN that the special meeting of the shareholders of First Albany Companies Inc. ▲will be held at [           ]▲ on [           ], ▲at 10:00 a.m. (EDT), for the following purposes:

(1) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc.;

(2) To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The First Albany Companies Inc. Board ▲unanimously recommends that the shareholders vote (1) “FOR” a proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) “FOR” a proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.

Holders of common stock of record as of the close of business on October 15,▲ 2007 are entitled to receive notice of and vote at the special meeting of the shareholders. A list of such shareholders may be examined at the special meeting.

It is important that your shares be represented at the special meeting. For that reason we ask that you promptly sign, date, and mail the enclosed proxy card in the return envelope provided. You may also have the option of voting over the Internet or by telephone. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Shareholders who attend the special meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

Lee Fensterstock
Chairman▲ and Chief Executive Officer

New York▲, New York
October [     ], 2007

▲▲▲▲▲▲

Page No.

Special Meeting of Shareholders	1▲
Voting, Record Date and Quorum	2▲
Proposal No. 1: Amend the Certificate of Incorporation to Change the Name of the Company	3▲
Proposal No. 2: Amend the Certificate of Incorporation to Permit the Shareholders to Act by Less Than Unanimous Written Consent	5▲
Stock Ownership of Principal Owners and Management	6▲
Change in Control	7▲
Forward-Looking Statements	7▲
Other Matters	7▲

Appendix A ▲— Amendment to the Certificate of Incorporation
Appendix B — Voting Agreement
Appendix C ▲— License Agreement

One Penn Plaza▲, 42nd Floor
New York, New York 10119▲

PROXY STATEMENT

▲
SPECIAL MEETING OF SHAREHOLDERS
[           ]▲, 2007▲

▲
This ▲proxy statement ▲is being furnished▲ ▲to ▲the shareholders▲ ▲of▲ ▲First Albany Companies▲ Inc. ▲in ▲connection with▲ ▲the solicitation ▲ ▲by▲ ▲the ▲Board ▲of proxies▲ for use▲ ▲at the special meeting ▲to ▲be▲ ▲held ▲at [           ]▲ ▲on [           ]▲ ▲at 10▲:00 a.m▲. ▲(EDT▲ )▲, ▲and ▲any postponements or adjournments thereof▲.▲ The mailing address▲ of ▲the principal office▲ of ▲the Company is One Penn Plaza▲, 42nd Floor▲, New York▲, New York 10119▲ ▲and its telephone number▲ is (212) 273-7100.▲ Unless the context otherwise requires, references to “we,” “our” and “us” in this document refer to First Albany Companies Inc. and its subsidiaries.

▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲
▲▲▲▲
At the special meeting, the shareholders of the Company will be asked (1) to consider and act upon the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) to consider and act upon the proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.

Proxy Solicitation

This proxy statement and the enclosed form of proxy are expected to be mailed on or about October [         ], 2007. All expenses of the Company in connection with this solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers and other employees of the Company in person or by mail, telephone, facsimile or e-mail, without additional compensation. The Company ▲will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials but these individuals will receive no additional compensation for these solicitation services.

Voting by Mail, Internet or Telephone

Shareholders who cannot attend the special meeting in person can be represented by proxy. Most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy (including an Internet or telephone vote) or by attending and voting in person at the special meeting. The execution of a proxy will not affect a shareholder’s right to attend the special meeting and vote in person, but attendance at the special meeting will not, by itself, revoke a proxy. Proxies properly completed and received prior to the special meeting and not revoked will be voted at the special meeting.

Shareholder Proposals for Next Year’s Annual Meeting

The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for the 2008 annual meeting of shareholders is no earlier than 90 days before the 2008 annual meeting, and no later than the close of business on the later of either (i) the seventieth (70) day prior to the 2008 annual meeting, or (ii) the tenth day following the day the 2008 annual meeting date was first publicly announced. Shareholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations. Our current Bylaws are available at the SEC’s website, www.sec.gov, or upon written request to Investor Relations, First Albany Companies Inc., One Penn Plaza, 42nd Floor, New York, New York 10119. The proposed amendments to our Certificate of Incorporation referred to in the proposals is appended to this proxy statement as Appendix A and will also be available at www.sec.gov or upon written request to our Investor Relations department following adoption.

VOTING, RECORD DATE AND QUORUM

Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted (1) “For” the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) “For” the proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.

The persons named in the proxy also may vote in favor of a proposal to adjourn the special meeting to a subsequent date or dates without further notice in order to solicit and obtain sufficient votes to approve the matters being considered at the special meeting. If a proxy is returned which specifies a vote against a proposal, such discretionary authority will not be used to adjourn the special meeting in order to solicit additional votes in favor of such proposal. As to any other matter or business which may be brought before the special meeting, including any adjournment(s) or postponement(s) thereof, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same. As of the date hereof, the Board does not know of any such other matter or business.

The close of business on October 15,▲ 2007 has been fixed as the record date for the determination of shareholders entitled to vote at the special meeting.           shares of common stock were outstanding as of the record date. Each shareholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. There are no other shares of voting stock of the Company outstanding. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes (as described below) and votes to “withhold authority” are counted in determining whether a quorum has been reached on a particular matter. Votes to withhold authority are treated the same as abstentions for purposes of the voting requirements described below.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Your broker will not be permitted to exercise voting discretion with respect to Proposal 1 or Proposal 2.

You can cast one vote for each share of First Albany common stock you own. The proposals require the following percentages of votes in order to approve them:

•	To be approved, Proposal 1 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

•	To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares outstanding as of the record date. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will also have the same effect as an “Against” vote.

The Board unanimously recommends that the shareholders vote (1) “For” the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. and (2) “For” the proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.

PROPOSAL NO. 1:

TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO
CHANGE THE NAME OF THE COMPANY TO BROADPOINT SECURITIES GROUP, INC.

On March 6, 2007, the Company and First Albany Capital Inc▲.▲, ▲the Company’s wholly-owned subsidiary▲, entered into an asset purchase agreement (▲the ▲“▲Asset Purchase Agreement”) with▲ ▲DEPFA Bank plc▲, an Irish public limited▲ Company▲, with its New York Branch at 623 Fifth Avenue▲, 22nd Floor▲, New York▲, New York 10022 (“▲DEPFA ”)▲. Pursuant▲ to the Asset Purchase Agreement, DEPFA agreed to▲ purchase the Company▲’s Municipal Capital Markets Group (▲the “MCMG”▲)▲, including▲ the right to use the name “First Albany” and any derivative thereof except for certain exceptions, for $12,000,000 in cash and further agreed to▲ ▲purchase ▲the MCMG▲’s municipal ▲ bond ▲inventory at ▲closing which was approximately $48,000,000 (the “DEPFA Transaction▲”).

On September 14, 2007,▲ the sale of▲ the MCMG and its municipal bond inventory ▲to DEPFA was completed▲. Upon▲ the closing▲, ▲the Company entered▲ into ▲a license agreement ▲ with DEPFA▲, dated▲ as ▲of September 14, 2007 (the “License▲ Agreement”▲)▲, to ▲allow ▲the Company ▲to operate under a trade name but continue▲ ▲to use the name “▲First Albany ”▲ in ▲the Company’s official corporate name▲ and ▲in any▲ other context where use▲ of ▲the Company’s official corporate name▲ is required▲ by applicable law▲. In accordance with▲ the terms▲ of ▲the License Agreement▲, we agreed to present for shareholder▲ approval at a special meeting an amendment to our Certificate of Incorporation changing our corporate▲ name to a name that does not include the words▲ “First Albany” or▲ “FA▲” or any derivatives▲ thereof ▲(the “Charter Amendment▲”)▲. If▲ the Charter Amendment▲ is ▲not effected within sixty days following▲ the closing ▲of ▲the ▲DEPFA Transaction,▲ or November 13,▲ 2007, then▲ ▲in accordance▲ with ▲the License▲ Agreement, we▲ ▲will pay DEPFA an annual royalty fee▲ of $50,000 within ten business days▲ of such date▲ and thereafter on each anniversary▲ of such date until▲ the License▲ Agreement terminates▲ in accordance▲ ▲with its terms▲. A more complete summary▲ of ▲the License Agreement is set forth below▲, ▲and ▲a more detailed description▲ of completion▲ ▲of the DEPFA Transaction can be found▲ in our Current Report▲ ▲on From 8▲-K filed with▲ the SEC on September 20, 2007.▲

On September 21, 2007, the Company completed▲ the previously announced private placement transaction▲ (the Private Placement▲”) with an affiliate▲ ▲of MatlinPatterson Global Opportunities Partners II▲ (▲“MatlinPatterson▲”)▲. MatlinPatterson purchased 37,909,383 newly▲-issued shares▲ ▲of the Company▲’s common▲ stock▲ ▲for ▲a▲ ▲purchase price▲ of $49,420,000.▲ The 37,909,383 shares▲ ▲of common stock represent approximately 69.74%▲ of the issued▲ and outstanding voting power▲ ▲of ▲the Company. The number▲ of shares issued▲ to MatlinPatterson is subject▲ to upward adjustment within 60 days▲ of the closing▲ of the Private Placement based▲ on ▲the final calculation▲ ▲of the Company▲’s net tangible book value per share▲. In connection▲ with ▲the closing▲,▲ ▲the Company announced▲ ▲the launch▲ of▲ ▲its new corporate brand▲, Broadpoint▲. We believe▲ the new Broadpoint name reinforces▲ the Company▲’s broad experience▲ in strategic advisory services▲, debt▲ and equity capital raising▲, ▲and secondary debt▲ and equity sales▲ ▲and trading, ▲ and reflects▲ the execution orientation▲ of the firm▲, which is facilitated▲ by ▲its industry expertise▲, structure▲ and focus▲ .. A more detailed description of the completion of the Private Placement▲ can be found in our Current Report on Form 8-K filed with the SEC on September 27,▲ 2007.

Accordingly▲, ▲the Board ▲is proposing▲ that Article FIRST▲ ▲of ▲our Certificate of Incorporation ▲be amended▲ ▲to change the name▲ of the Company. The full text▲ ▲of Article FIRST▲ of the ▲Certificate of Incorporation▲, ▲as proposed to be amended▲, will read as follows:▲

“FIRST, The name of the Corporation shall▲ be Broadpoint Securities Group▲, Inc▲.▲, and▲ the name under which it was formed was▲ First Albany Companies Inc▲.▲”

The proposed Certificate▲ of Amendment▲ to ▲the Certificate▲ of Incorporation▲ is attached to this proxy statement as Appendix A▲▲.

Voting Agreement▲

DEPFA entered into a voting agreement▲ with ▲MatlinPatterson effective▲ ▲as▲ ▲of June 29,▲ 2007 (▲the “Voting▲ Agreement”). Pursuant▲ ▲to ▲the Voting Agreement▲ , MatlinPatterson has agreed to vote▲ its▲ ▲shares of ▲common stock ▲in favor▲ ▲of the amendment▲ to ▲the Company▲’s Certificate▲ of Incorporation▲ to ▲change ▲the name▲ ▲of the Company ▲at every meeting▲ ▲of ▲the shareholders▲ ▲of ▲the Company at▲ ▲ which such matter▲ is considered▲ ▲and ▲at every adjournment thereof▲,

▲and ▲not ▲to solicit▲, encourage▲ or recommend▲ to ▲other shareholders▲ ▲of the Company▲ that they vote their shares▲ ▲of common stock▲ in any contrary manner▲ ▲or they not▲ vote their shares▲ ▲of common stock at all▲.

▲
As▲ ▲of the record▲ date ▲for ▲the special meeting▲, MatlinPatterson▲ ▲is ▲the▲ ▲shareholder▲ ▲of record▲ of approximately 69.74%▲ ▲of the issued▲ and outstanding common stock entitled▲ to vote at the special meeting▲, ▲and in accordance with▲ the Voting▲ Agreement▲, MatlinPatterson▲ will vote▲ its shares in favor▲ of ▲ the amendment▲ to ▲the Certificate▲ of Incorporation changing the name ▲of ▲the Company ▲to Broadpoint Securities Group▲, Inc▲. ▲and▲ ▲it ▲ will be approved▲.

▲
This summary▲ ▲of ▲the provisions▲ of ▲the Voting▲ Agreement is qualified▲ in ▲its entirety▲ by ▲the full text ▲ of ▲the Voting▲ Agreement included▲ in Appendix B and incorporated▲ by reference herein.▲

License Agreement

Pursuant▲ to ▲the License Agreement▲, DEPFA has granted▲ the Company a non-exclusive▲, ▲non-transferable▲, ▲ non-sublicensable license (▲the “License”)▲ under ▲DEPFA’s rights▲ in▲ ▲and▲ ▲to the common▲ law trademark “▲First Albany” (▲the “Mark”)▲. The License▲ Agreement allows▲ the Company▲ to use the Mark in▲ the Company’s official corporate name and▲ ▲in ▲any ▲other context where (a) use▲ of▲ ▲the Company▲’s official corporate name▲ ▲is required ▲by▲ ▲applicable law, including without limitation▲ its certificate of incorporation▲, ▲by-laws▲ ▲and ▲regulatory ▲and other▲ governmental filings▲, ▲and (b) ▲the▲ ▲Company ▲in the ordinary conduct▲ of its business must▲ ▲use ▲the Mark▲ in order to identify itself▲, including without limitation▲ in correspondence▲ ▲and ▲contracts▲. The Company▲ ▲has agreed ▲that it▲ will not take▲ any action materially inconsistent with▲ the reputation▲ for high quality symbolized▲ ▲by ▲the Mark▲. ▲The Company▲ ▲has also agreed to use commercially reasonable efforts▲ ▲to effect ▲ the Charter Amendment within sixty days following▲ ▲the Closing▲ of the ▲DEPFA transaction▲, or November 13, 2007,▲ and thereafter until▲ the Charter Amendment is effected▲. If▲ the Charter Amendment is▲ not effected▲ by November 13,▲ ▲ 2007, then▲ ▲in consideration▲ for ▲the License▲, ▲the Company shall pay▲ DEPFA an annual royalty fee▲ of $50,000 within ten▲ business ▲days ▲of such▲ ▲date ▲and thereafter▲ on each anniversary▲ of such▲ ▲date ▲ until the License▲ Agreement terminates in accordance with its terms▲.

▲
This ▲summary of the provisions of the License▲ Agreement is qualified in its entirety by the full text of the License▲ Agreement included in Appendix C▲ and incorporated by reference herein.

▲▲
No Appraisal Rights

The shareholders are not entitled to appraisal rights with respect to Proposal 1,▲ and we will not independently provide the shareholders with any such rights.

▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲
▲▲▲▲▲▲
Required Vote

Required Approval.  The affirmative vote of the holders of a majority of the shares outstanding as of the record date is required for the approval of the amendment to the Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc. The Board has unanimously voted in favor of the proposed amendment.

The Board unanimously recommends that the Company’s shareholders vote “For” the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to Broadpoint Securities Group, Inc.

PROPOSAL NO. 2:

TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO PERMIT
THE SHAREHOLDERS TO ACT BY LESS THAN UNANIMOUS WRITTEN CONSENT

The Board has unanimously approved and recommends to the shareholders that they consider and approve a proposal to amend the Company’s Certificate of Incorporation to permit our shareholders to take action by written consent where we have obtained the written consent of not less than the minimum number of votes that would be necessary to authorize the action at a meeting where all shares entitled to vote are present and voted, as permitted by Section 615 of the New York Business Corporation Law (the “NYBCL”). If the proposed amendment is approved, the Certificate of Incorporation would be amended by adding an Article TENTH reading in its entirety as follows:

“TENTH, Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.”

Section 615 of the NYBCL provides in pertinent part that ‘‘[▲w]▲henever...shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon, or, if the Certificate of Incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.” Our Certificate of Incorporation does not currently contain a provision permitting the shareholders having the minimum number of votes necessary to authorize an action to do so by written consent. Our Board believes that the addition of such a provision would be in the best interests of the Company and its shareholders. It will allow us, in situations where we can obtain the requisite consent in writing, to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a shareholder meeting for the purpose of approving the action. The Board believes that in such cases where shareholders representing the requisite number of votes necessary to authorize an action have already consented to a given action, the shareholder meeting becomes a formality that utilizes time and resources that are better spent on other corporate functions. Upon the closing of▲ the previously announced Private Placement on September 21, 2007, Matlin Patterson became the holder of a majority of our outstanding capital stock. As previously disclosed in the Company’s annual meeting proxy statement, Matlin Patterson has indicated its intention to vote in favor of Proposal 2▲ and therefore Proposal 2 will be▲ approved. Accordingly, following the approval of Proposal 2, Matlin Patterson▲ will be able to determine matters submitted to a vote of shareholders, such as approval of significant corporate transactions, unilaterally▲ by written consent and without a shareholder meeting ▲until such time as its ownership interest decreases to less than fifty percent (50%).▲ The proposed amendment to the Certificate of Incorporation would be reflected in Article TENTH of such Certificate, as detailed in the Certificate of Amendment attached hereto as Appendix A▲.

The proposed amendment will become effective, after shareholder approval, upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation by the New York Secretary of State.

Required Vote

Required Approval.  The affirmative vote of the holders of a majority of the shares outstanding as of the record date is required for the approval of the amendment to the Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent. The Board has unanimously voted in favor of the proposed amendment.

The Board unanimously recommends that the Company’s shareholders vote “For” the proposal to amend the Company’s Certificate of Incorporation to permit the shareholders to act by less than unanimous written consent.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of common stock of the Company as of September 30, 2007, by (i) persons owning more than 5% of the common stock, (ii) each director of the Company and the current and former executive officers included in the Summary Compensation Table and (iii) all directors and current executive officers of the Company as a group. An asterisk in the percentage column indicates that a person or group beneficially owns less than 1% of the outstanding shares.

			Deferred
	Shares Beneficially Owned(1)		Stock
			Units(5)
Name	Number	Percent	Number

MatlinPatterson FA Acquisition LLC(7)	37,909,383	69.86%	0
Mark R. Patterson (7)	37,909,383	69.86%	0
David J. Matlin (7)	37,909,383	69.86%	0
Lee Fensterstock	0	*	1,000,000
Christopher R. Pechock	0	*	0
Frank Plimpton	0	*	0
Robert S. Yingling	0	*	0
Peter J. McNierney(2)	447,302	*	600,000
Alan P. Goldberg(2)(4)	787,861	1.44%	12,433
George C. McNamee(2)(3)(6)	1,766,669	3.25%	18,935
Brian Coad(2)	55,641	*	200,000
Carl P. Carlucci, Ph.D.(2)	31,100	*	0
Dale Kutnick(2)	43,564	*	0
Gordon J. Fox(2)	28,464	*	10,638
Paul W. Kutey(2)	7,212	*	638
All directors and current executive officers as a group (11 persons)(2)	40,286,734	73.91%	1,894,582

*	References ownership of less than 1.0%.

(1)	Except as noted in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2)	Includes shares of Common Stock that may be acquired within 60 days of September 30, 2007 through the exercise of stock options as follows: Mr. Coad: 10,000; Mr. Goldberg: 383,100; Mr. McNamee: 155,319; Mr. McNierney: 52,500; Mr. Carlucci: 6,000; Mr. Kutnick: 6,000; and all directors and current executive officers as a group: 245,324.

(3)	Includes 34,617 shares owned by Mr. McNamee’s spouse and through her retained annuity trust. Also includes 39,330 shares owned by Mr. McNamee as custodian for his minor children.

(4)	Includes 13,542 shares held by the Goldberg Charitable Trust. Mr. Goldberg is the co-trustee of such trust and disclaims beneficial ownership of such shares. Also includes 5,715 shares held by various trusts for Mr. Goldberg’s family members for which Mr. Goldberg is a trustee; Mr. Goldberg disclaims beneficial ownership of all such shares.

(5)	The amounts shown represent restricted stock units held under the Company’s 2007 “Incentive Compensation Plan that may possibly be exchanged for shares of Common Stock within 60 days of September 30, 2007 by reason of any potential termination, death or disability of the listed directors or officers as follows: Mr. Fensterstock: 100,000 upon termination or 1,000,000 upon death or disability; Mr. McNierney: 60,000 upon termination or 600,000 upon death or disability; Mr. Coad: 20,000 upon termination or 200,000 upon death or disability; and, all current directors and executives as a group: 187,500 upon termination or 1,875,000 upon death or disability. The amounts also include the number of phantom stock units held under the Company’s nonqualified deferred compensation plans that may possibly be exchanged for shares of Common Stock within 60 days of September 30, 2007 by reason of any potential termination of the listed directors or officers as follows: Mr. Fox: 10,638; Mr. Goldberg: 12,433; Mr. Kutey: 638; Mr. McNamee: 18,935; and all directors and current executive officers as a group: 19,582. These amounts do not take into consideration the potential application of Section 409A of the Internal Revenue Code which in some cases could result in a delay of the distribution beyond 60 days.

(6)	Includes 1,146,195 shares pledged by Mr. McNamee in connection with a loan from KeyBank. No other current director, nominee director or executive officer has pledged any of the shares of common stock disclosed in the table above.

(7)	The indicated interest was reported on a Schedule 13D/A filed on September 25, 2007, with the SEC by MatlinPatterson FA Acquisition LLC on behalf of itself, MatlinPatterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Partners II LLC, MatlinPatterson Global Opportunities Partners II, L.P., MatlinPatterson Global Opportunities Partners (Cayman) L.P., David J. Matlin, and Mark R. Patterson. Beneficial ownership of the shares held by MatlinPatterson FA Acquisition LLC — 37,909,383 (shared voting and shared dispositive power) was also reported for: MatlinPatterson Global Opportunities Partners II L.P. — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson Global Opportunities Partners (Cayman) II L.P. — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson Global Partners II LLC — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson Global Advisers LLC — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson Asset Management LLC — 37,909,383 (shared voting and shared dispositive power), MatlinPatterson LLC — 37,909,383 (shared voting and shared dispositive power), David J. Matlin — 37,909,383 (shared voting and shared dispositive power), and Mark R. Patterson — 37,909,383 (shared voting and shared dispositive power).

CHANGE IN CONTROL

On May 14, 2007, the Company entered into ▲the ▲Investment Agreement ▲with MatlinPatterson providing for the purchase by MatlinPatterson, upon the terms and subject to the conditions of the Investment Agreement, of 33,333,333 newly issued shares of the Company’s common stock, par value $.01 per share, for an aggregate cash purchase price of $50 million. The ▲MatlinPatterson transaction closed following shareholder approval▲ on September 21, 2007. Pursuant to the terms of▲ the Investment Agreement▲, MatlinPatterson purchased 37,909,383 newly-issued shares▲ of the Company’s▲ common stock for a purchase price of $49,420,000. The 37,909,383 shares▲ of ▲common stock represent approximately 69.74%▲ of ▲the issued and outstanding voting power of▲ the Company immediately following▲ the closing▲.

In accordance with▲ ▲the Investment Agreement, Alan P. Goldberg, Shannon O’Brien and Nicholas A. Gravante, Jr. each resigned as directors▲ of the Company, and Mark Patterson, Christopher Pechock, Frank Plimpton▲, ▲Lee Fensterstock and Robert Yingling, were appointed to▲ the Board. Lee Fensterstock was also appointed▲ Chairman of the Board and Chief Executive Officer and Peter▲ McNierney was appointed▲ President and Chief Operating Officer▲.

A more detailed description of the above transaction can be found in our Current Report on Form 8-K filed with the SEC on May 15, 2007,▲ on Form 14A filed with the SEC on August 31, 2007, and in our Current Report on Form 8-K filed with the SEC on September 27,▲ 2007.

FORWARD-▲LOOKING STATEMENTS

This proxy statement contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the SEC. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

OTHER MATTERS

At the date of this proxy statement, the Company has no knowledge of any business other than that described above that will be presented at the special meeting. If any other business should come before the special meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

PLEASE NOTE THAT UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL▲ REPORT TO THE SECURITIES

AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006. REQUESTS SHOULD BE DIRECTED TO JESSICA STANLEY, EXECUTIVE ASSOCIATE, FIRST ALBANY COMPANIES INC., ONE PENN PLAZA▲, 42ND FLOOR, NEW YORK▲, NY 10119.▲

You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the meeting.

By Order of the Board of Directors

Lee Fensterstock
Chairman▲ and Chief Executive Officer
New York▲, New York
October [  ], 2007

LIST OF APPENDICES

Appendix A	—	Amendment to the Certificate of Incorporation
Appendix B	—	Voting Agreement
Appendix C	—	License Agreement
▲

Appendix A

▲
CERTIFICATE OF AMENDMENT
▲
OF THE CERTIFICATE OF INCORPORATION
▲
OF▲ FIRST ALBANY COMPANIES INC.
▲

▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲
▲
Under Section 805▲ of the▲ New York Business Corporation Law

FIRST: The name▲ ▲of the Corporation is▲ First Albany Companies Inc.

SECOND: The Certificate▲ ▲of Incorporation▲ of ▲the Corporation was filed▲ ▲by ▲the Department▲ of State ▲ ▲on November 4, 1985.▲

THIRD▲: The amendment effected by▲ ▲this certificate▲ ▲of amendment is as follows▲: Paragraph FIRST of the Certificate of Incorporation relating to the name of the Corporation is hereby amended▲ ▲to read▲ in▲ ▲its entirety▲ ▲as follows▲:▲
▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲
▲▲▲▲

▲▲▲
“FIRST▲, The name▲ of the Corporation▲ is Broadpoint Securities Group▲, Inc.▲”

FOURTH: The Certificate of Incorporation is hereby further amended▲ ▲by adding a Paragraph TENTH▲ to▲ ▲the▲ ▲Certificate▲ ▲of Incorporation pertaining▲ to shareholder written consent▲ ▲as follows:▲

▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲
▲▲▲▲▲▲
“TENTH▲, Whenever shareholders are required▲ or permitted▲ to take▲ any action▲ ▲by vote▲, ▲ such action may be▲ ▲taken without▲ a meeting▲ on written consent▲, setting forth the action so▲ taken▲, signed▲ by ▲the holders▲ of outstanding shares having▲ not▲ ▲less than ▲the minimum number of votes▲ that would be necessary▲ ▲ to authorize▲ or take such action at a meeting at which▲ ▲all shares entitled▲ to vote thereon were present▲ and voted▲.▲”

FIFTH: The▲ foregoing amendments▲ ▲to the Certificate▲ of Incorporation were authorized by resolution▲ of the Board▲ of Directors followed▲ by an affirmative vote▲ ▲of ▲the holders▲ of ▲a majority▲ of the outstanding shares▲ of common stock▲ ▲ of▲ ▲the Corporation entitled▲ to vote thereon at a meeting▲ ▲of shareholders▲.

By: ▲	Name: Lee Fensterstock Title: Chairman and Chief Executive Officer▲

By:	Name: Patricia Arcierco-Craig Title: Assistant Secretary▲

A▲-1▲

▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲
▲
Appendix B

▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲
▲▲▲
VOTING AGREEMENT

This Voting Agreement dated as of June 29,▲ 2007 (the “Agreement”), is made by and between DEPFA Bank plc, an Irish public limited company (“DEPFA”), and MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“MatlinPatterson”).

PRELIMINARY STATEMENTS

A.  DEPFA entered into the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of March 6, 2007, with First Albany Capital Inc., a New York corporation (“FA Capital”), and First Albany Companies Inc., a New York corporation (“FAC”).

B.  MatlinPatterson entered into the Investment Agreement (the “Investment Agreement”) dated as of May 14, 2007 with FAC, whereby MatlinPatterson will acquire certain shares of FAC common stock, par value $0.01 per share (the “Common Stock”).

C.  Under the Asset Purchase Agreement, FAC agreed to include as a management proposal, to be voted on by the shareholders of FAC at its next annual meeting of shareholders no later than June 30, 2007, an amendment to its certificate of incorporation (the “Charter Amendment”) changing its corporate name to a name that does not include the words “First Albany” or any derivative thereof or the word “FA” except for certain agreed derivations provided in Schedule 2.2 thereto. The approval of the Charter Amendment by FAC’s shareholders is a condition precedent to the closing of the transactions contemplated by the Asset Purchase Agreement.

D.  FAC is seeking DEPFA’s consent to waive the requirement to have a shareholder meeting on the Charter Amendment by June 30, 2007, and as a condition to granting such waiver, DEPFA has requested that MatlinPatterson enter into this Agreement and vote any Shares held by MatlinPatterson in favor of the Charter Amendment.

E.  As used herein, the term “Shares” includes all shares of such Common Stock as to which MatlinPatterson and its affiliates (at any time prior to the termination of this Agreement) are the beneficial owner or is otherwise able to direct the voting thereof and all securities issued or exchanges with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in FAC’s capital structure.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement intending to be legally bound do agree as follows:

1.  Representations and Warranties.  MatlinPatterson represents and warrants to DEPFA that (i) upon the closing of the recapitalization of FAC contemplated by the Investment Agreement, MatlinPatterson expects to own and have the right to vote Shares constituting a majority of the shares of Common Stock then outstanding; (ii) this Agreement has been duly authorized, executed and delivered by all necessary organizational action of MatlinPatterson; and (iii) this Agreement constitutes the legal, valid and binding obligation of MatlinPatterson, enforceable in accordance with its terms.

2.  Agreements with Respect to the Shares.  MatlinPatterson agrees during the term of this Agreement:

(i) to vote the Shares in favor of the Charter Amendment at every meeting of the stockholders of FAC at which such matter is considered and at every adjournment thereof;

(ii) not to solicit, encourage or recommend to other stockholders of FAC that (x) they vote their shares of Common Stock or any other securities in any contrary manner, or (y) they not vote their shares of Common Stock at all; and

(iii) to vote the Shares (x) in favor of the approval of Asset Purchase Agreement, if submitted to a vote of the FAC stockholders, and (y) against any Incompatible Transaction submitted to a vote of the FAC stockholders.

For purposes of this Agreement, a “Incompatible Transaction” shall mean a transaction of any kind (including, without limitation, a merger, consolidation, share exchange, reclassification, reorganization, recapitalization, sale or encumbrance of substantially all the assets of FAC or FA Capital outside the ordinary course of business, or sale or exchange by stockholders of FAC or FA Capital of all or substantially all the shares of FAC’s or FA Capital’s capital stock) proposed by any person(s) pursuant to which (x) a person other than FA Capital would become the owner of the Business (as defined in the Asset Purchase Agreement), unless such person assumes the obligations of FA Capital under the Asset Purchase Agreement, or (y) a person other than FAC would become the controlling shareholder of FA Capital, unless such person assumes the obligations of FAC under the Asset Purchase Agreement. For the avoidance of doubt, the Investment Agreement and the transactions contemplated thereby as of the date hereof shall not constitute an Incompatible Transaction.

3.  Limitation on Sales.  During the term of this Agreement, MatlinPatterson agrees not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the Shares unless the transferee, pledgee, optionee or other counterparty, to the extent it could acquire rights to vote such Shares during the term of this Agreement, agrees to be bound by and subject to the terms and conditions of this Agreement as if such transferee, pledgee, optionee or other counterparty had executed this Agreement on the date hereof.

4.  Specific Performance.  MatlinPatterson acknowledges that it will be impossible to measure in money the damage to DEPFA if MatlinPatterson fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, DEPFA will not have an adequate remedy at law or in damages. Accordingly, MatlinPatterson agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that DEPFA has an adequate remedy at law. MatlinPatterson agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with DEPFA seeking or obtaining such equitable relief.

5.  Publicity.  MatlinPatterson agrees that, from the date hereof through the Closing Date, it shall not issue any public release or announcement concerning the transactions contemplated by this Agreement without the prior consent of DEPFA (which consent shall not be unreasonably withheld or delayed), except as such release or announcement, in the opinion of MatlinPatterson’s counsel, may be required by applicable law or NASDAQ rule.

6.  Term of Agreement; Termination.

The term of this Agreement shall commence on the date hereof and shall terminate upon the earlier to occur of (i) the Closing Date (as defined in the Asset Purchase Agreement) and (ii) the due and proper termination of the Asset Purchase Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder.

7.  Miscellaneous.

(a) Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

(b) Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

If to DEPFA:

DEPFA BANK plc
1, Commons Street
Dublin 1
Ireland
Facsimile: +▲ 353 1 792 2210
Attention: Legal Department

and

DEPFA BANK plc, New York branch
623 Fifth Avenue, 22nd Floor
New York, NY 10022
Facsimile: 212 796 9219
Attention: Executive Director

If to MatlinPatterson:

MatlinPatterson FA Acquisition LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue, 35th Floor
New York, New York 10022
Attention: General Counsel
Fax: (212) 651-4011

(c) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof.

(d) Rules of Construction.  The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word “including” is not limiting, and the word “or” is not exclusive.

(e) Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(f) Counterparts.  This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

(g) Assignment.  No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h) Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

(i) Extension; Waiver.  Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(j) Severability.  The provisions of this Agreement are severable and, if any thereof are invalid or unenforceable in any jurisdiction, the same and the other provisions hereof shall not be rendered otherwise invalid or unenforceable.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement as of the date first above written.

DEPFA BANK, PLC

By:	/s/ Jim Ryan
Name:     Jim Ryan

Title:	Managing Director

By:	/s/ John Andrade
Name:     John Andrade

Title:	Director

MATLINPATTERSON FA ACQUISITION LLC

By:	/s/ Robert H. Weiss
Name:     Robert H. Weiss

Title:	Vice President and Secretary

▲▲▲
Appendix C

▲▲▲
LICENSE AGREEMENT

▲▲▲
This LICENSE AGREEMENT▲ ▲(▲this ▲“Agreement▲”▲ ) ▲is made▲ and entered into▲ this 14th day▲ of September, 2007 ▲ (▲the “ Effective ▲ Date ” ▲)▲, ▲by ▲and between  Depfa First Albany Securities LLC▲, ▲a New York limited liability company(▲“Licensor▲”)▲ , and First Albany Companies Inc▲.▲, a New York corporation▲ (▲“Licensee▲”). Licensor▲ ▲and Licensee will▲ ▲be ▲referred to herein collectively as the “Parties▲” and each individually as a “Party▲.” Capitalized terms▲ not ▲otherwise defined▲ ▲herein ▲shall have the meanings given▲ to ▲such terms in▲ the APA▲ (▲as defined below▲)▲.

WHEREAS▲, Licensor First Albany Companies Inc., a New York Corporation, and DEPFA BANK plc (“DEPFA”)▲ ▲have entered into that certain Asset Purchase▲ Agreement, dated March 6, 2007▲ ▲(the “APA▲”)▲,▲ ▲pursuant to▲ ▲which▲, among other things▲, DEPFA▲ will purchase▲ at ▲the Closing Licensee▲ ’s ▲Municipal Capital Markets Group▲ and certain related assets▲, including without limitation all right▲, title▲ and ▲interest ▲to the common law trademark▲ “First Albany▲” ▲(the “Mark▲”);▲
WHEREAS, DEPFA and Licensor have entered into that certain Assignment Agreement, dated September 13, 2007, pursuant to which, among other things, DEPFA assigned, and Licensor assumed, all of DEPFA’s rights and obligations under the APA;

WHEREAS, ▲in accordance▲ ▲with Section 8.2▲ of the APA▲, Licensee will include▲ as ▲a management proposal▲ ▲to ▲be voted▲ on ▲by its shareholders at its next special meeting▲ of shareholders▲ (the “Meeting▲”) ▲an amendment▲ to its certificate ▲ of incorporation changing its corporate name▲ to ▲a name▲ ▲that does not include▲ the Mark▲ ▲(such amendment▲ , ▲the “Charter Amendment▲”);▲

WHEREAS, Licensor▲ has waived certain provisions▲ of ▲the APA so▲ that Licensee▲ may hold▲ the Meeting following▲ the▲ ▲Closing▲, ▲and ▲the Parties intend that Licensee will▲ have ▲the right▲ to continue▲ to use▲ the Mark as part▲ of its official corporate name▲ in accordance with▲, ▲and subject▲ ▲to▲, ▲the terms▲ and ▲conditions ▲of this Agreement▲; and

WHEREAS▲, ▲this License Agreement ▲is ▲being entered into▲ ▲at ▲the Closing▲.

▲
NOW▲, THEREFORE▲, the Parties▲ agree as follows:

▲▲▲
1.  License▲.  Subject▲ to the ▲terms ▲and conditions▲ ▲of this Agreement▲, Licensor hereby grants▲ to Licensee▲ a non▲-exclusive▲, royalty▲-free▲, non-transferable▲, non-sublicensable license▲ (▲the “License▲”) ▲under Licensor’s▲ rights ▲in ▲and ▲to the Mark▲ ▲to use▲ the Mark▲ in Licensee’s official corporate name▲ and ▲in ▲any other context where▲ ▲(a) ▲use ▲of Licensee▲ ’s official corporate name▲ is required▲ by applicable law▲, including without limitation its certificate▲ ▲of incorporation▲, ▲by-laws ▲ ▲and regulatory▲ and other governmental filings▲, ▲and ▲(b) Licensee▲ in ▲the ordinary conduct of its business must▲ ▲use the Mark▲ in order▲ to identify itself▲, including▲ without limitation▲ in correspondence▲ and contracts▲.

2.  Quality Control▲; Indemnification.  Licensee acknowledges▲ the high standards▲, quality▲, style▲ and image▲ of the Mark▲ and agrees▲ that it shall▲ not take▲ any action materially inconsistent▲ with ▲ the reputation▲ for high quality symbolized▲ ▲by ▲the Mark▲. It▲ is acknowledged▲ and agreed▲ that Licensee▲’s ▲ obligations under ▲the preceding sentence shall▲ ▲be fully satisfied if Licensee provides▲ services under▲ ▲the Mark▲ of ▲a quality at least equivalent▲ to ▲those provided▲ by Licensee under▲ the Mark immediately▲ prior to the Closing▲. Licensee agrees▲ ▲to indemnify▲ and hold harmless▲ the Licensor▲ against ▲any ▲and ▲all Losses▲ ▲and Expenses incurred▲ by Licensor▲ in connection▲ with ▲ or arising from▲ any ▲breach ▲by Licensee▲ ▲of ▲any of▲ ▲its covenants▲ ▲or agreements▲ contained in this Agreement; provided▲, ▲that ▲such indemnification▲ by Licensee▲ (x▲)  ▲will ▲be subject▲ ▲to the terms▲ and limitations contained▲ in Article XI▲ of the APA▲ as if▲ such indemnification were included▲ in ▲Section 11.1▲(▲a▲) of ▲the APA together▲ with ▲the other indemnifications▲ by Licensee▲ and Seller therein▲ and ▲(y▲) ▲shall survive for▲ ▲the period▲ of ▲the Term▲.

3.  Assignment▲.  Licensor▲ shall not assign, convey▲ or ▲otherwise ▲transfer or ▲dispose of ▲the Mark▲ to any third party▲, ▲and ▲any attempt▲ to do so ▲ by Licensor▲ shall ▲be null▲ and void▲, unless▲ such assignee▲ ▲or transferee agrees▲ in writing ▲that ▲such assignment▲, conveyance▲ or transfer ▲ shall be ▲subject to ▲the terms▲ of this Agreement▲. At Licensee▲’s expense▲, Licensor will take all▲ commercially reasonable actions▲ and execute all documents necessary▲ to effect the foregoing▲.

4.  Representations▲ and Warranties▲▲.  Licensor▲ hereby represents▲ ▲and warrants▲ to Licensee▲ ▲that▲: (▲a▲)  Licensor has▲ the power▲ to execute▲ and deliver▲ this Agreement▲ and all rights▲ necessary to grant▲ the License▲; ▲and ▲(b▲ ) ▲the

C-1▲

License and ▲the grant▲ thereof ▲does not▲, and will ▲ ▲not▲, conflict▲ with ▲or otherwise violate▲ ▲(i) ▲any agreements ▲ to ▲which Licensor is▲ a ▲party ▲or by▲ ▲which Licensor’s assets▲ are bound▲, ▲or ▲(ii) ▲any ▲of Licensor▲’s charter documents▲.

▲
5.  Term.  This▲ ▲Agreement shall become effective▲ ▲on ▲the Effective▲ Date ▲and continue▲ in force▲ and ▲effect until▲ the Charter Amendment is filed▲ by Licensee▲ with ▲the ▲New York Department▲ ▲of State▲, unless terminated earlier in accordance▲ with Section 6▲ (▲such period▲ of time▲, ▲the “Term”)▲. The License▲ shall survive expiration▲ ▲or termination▲ of ▲this Agreement▲ to ▲the extent▲ ▲that Licensee▲ ▲is ▲required ▲by ▲applicable law▲ to use▲ the Mark▲ ▲in connection with matters▲ ▲that arose▲ ▲prior to the filing ▲ of ▲the Charter Amendment▲.

6.  Termination▲.  Either▲ Party may terminate▲ this Agreement upon written▲ notice ▲to the ▲other ▲Party ▲if ▲the ▲other ▲Party breaches▲ this Agreement and does not cure▲ such breach within thirty (30) days of▲ receipt ▲of ▲such notice.▲

7.  Covenant; Royalty▲.  Licensee will▲ use commercially reasonable efforts to effect▲ ▲the Charter Amendment within sixty (60) days following▲ the Closing▲ (▲the “Amendment Deadline”▲) and thereafter until the Charter Amendment▲ is effected▲. Notwithstanding ▲Section 1,▲ if the Charter Amendment▲ is▲ ▲not effected▲ on or before ▲the Amendment Deadline▲, then▲ ▲in consideration▲ for the License▲, Licensee▲ shall pay to Licensor within ten (10) Business Days following▲ the Amendment Deadline▲, ▲and on each anniversary▲ of ▲the Amendment Date thereafter until▲ this Agreement terminates▲ in accordance▲ with ▲its terms▲, an annual royalty fee▲ of Fifty Thousand Dollars ($50,000▲).

8.  General Provisions▲.

▲(▲a▲) ▲▲Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be ▲given or delivered in▲ ▲the same manner▲ ▲as ▲notice ▲to the applicable Party is▲ ▲to ▲be given▲ or delivered▲ under Section 13.3▲ of ▲the APA▲.

(b) Assignment.  Neither Party may assign▲ this Agreement without▲ the prior written consent▲ of the other Party▲ (▲such consent▲ ▲to ▲not be unreasonably withheld)▲, except▲ that no consent▲ shall be required▲ for an assignment [▲by ▲Buyer ▲to ▲its subsidiary▲ pursuant to ▲Section 13.4▲ ▲ of ▲the APA▲ or]▲ to ▲a successor▲ in interest▲ to ▲the assigning Party▲ or the acquiror▲ of ▲all ▲or substantially▲ all of ▲the assigning Party’s assets▲.

▲(c▲) ▲Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

(d) ▲Submission to Jurisdiction; Waiver of Jury Trial.  The Parties▲ hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York and waive any and all objections to jurisdiction that they may have under the laws of the State of New York or the United States. Each of the Parties▲ hereby waives trial by jury in any action to which they are parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement and the transactions contemplated hereby.

▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲
▲
▲(e▲▲▲▲) Entire▲ Agreement▲; Modification▲▲. ▲ ▲▲This▲ ▲Agreement ▲and ▲the APA (▲including ▲all consents▲ ▲and waivers related▲ to▲ ▲the APA▲) supersede▲ all▲ ▲ prior agreements between▲ the Parties ▲with respect ▲to ▲this Agreement▲’s▲ ▲subject matter▲, and constitute▲ a complete▲ and exclusive statement▲ of ▲ the terms ▲of ▲the agreement between▲ ▲the Parties▲ ▲with respect to ▲ such▲ ▲subject matter▲. This Agreement may▲ not be amended ▲except by a written agreement executed▲ by both Parties▲.

(f) ▲Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

(g) Waiver▲.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party▲ entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party▲. The failure of any Party▲ to enforce at any time any provision of this Agreement shall not be construed to be a

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waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party▲ thereafter to enforce each and every such provision. No waiver of any breach of▲ this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(h) ▲Counterparts.  This Agreement may be executed and delivered in one or more counterparts, each of which will be deemed to▲ be ▲an original copy of this Agreement and▲ all of which, when taken together, will▲ be deemed to constitute▲ one and the same agreement▲.

▲(i▲) No Adequate Remedy▲.   Each Party acknowledges that its breach▲ of ▲this Agreement would cause irreparable harm▲ to the other Party (▲the “ Non-Breaching Party”)▲ and the Non-Breaching Party would▲ have no adequate remedy at law for such breach▲. Accordingly▲,▲ ▲the Parties agrees that any Non-Breaching Party▲ shall ▲be entitled▲ to obtain an injunction against▲ any such breach without the requirement▲ of posting▲ a bond▲ or other security▲.

[SIGNATURE▲ PAGE FOLLOWS]▲

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IN WITNESS WHEREOF▲, the Parties▲ have caused▲ this Agreement to be executed by their respective authorized officers as of the day and year▲ first written above.

▲▲▲▲
DEPFA FIRST ALBANY SECURITIES LLC

By:	/s/ Rodney Kulp
Name:   Rodney Kulp
▲▲▲

Title:	Authorized Person

By:	/s/ M.A. Kugler
Name:M.A. Kugler

Title:	Authorized Signature

FIRST ALBANY COMPANIES INC.

By▲:	/s/ Peter McNierney
Name:Peter McNierney
▲▲▲

Title:	President and Chief Executive Officer
▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲ ▲▲▲▲▲▲▲▲▲
▲▲▲▲▲▲▲

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